        Buffets Holdings, Inc. Announces Results for the First Quarter of Fiscal 2006 and Sales Guidance for the Second Quarter of Fiscal 2006

        EAGAN, Minn. — (BUSINESS WIRE) — October 31, 2005 — Buffets Holdings, Inc. (“Buffets Holdings”), the parent company of Buffets, Inc. (“Buffets”), today reported operating results for its 12-week, first quarter ended September 21, 2005.

        Buffets Holdings reported a 4.4% increase in total sales for the first quarter ended September 21, 2005, as sales increased to $226.7 million compared to $217.2 million for the comparable prior year period. Average weekly sales for the first quarter of fiscal 2006 increased 5.6% over the comparable prior year period to $53,451. This improvement was primarily due to an increased check average. Same-store sales for the first quarter of fiscal 2006 increased by 4.2% as compared to those reported for the prior year period. This increase was comprised of a 5.7% increase in average check, partially offset by a 1.5% decline in guest traffic.

        Net income for the first quarter of fiscal 2006 was $3.1 million, as compared to net income of $1.1 million for the first quarter of fiscal 2005. Net income for the first quarter of fiscal 2006 included a pretax charge of approximately $0.6 million in fees related to the amendment of Buffets’ credit facility. Net income for the first quarter of fiscal 2005 included a pretax charge of $1.9 million related to the early extinguishment of approximately $14.3 million of Buffets’ 11¼% senior subordinated notes.

        Buffets Holdings also announced that it currently expects same-store sales for the second quarter of fiscal 2006 (the 12-week period ending December 14, 2005) to range between a four and a six percent increase versus the comparable period in fiscal 2005.

        Buffets Holdings will be conducting a conference call to discuss operating results for the quarter ended September 21, 2005, on Monday, October 31, 2005 at 2:00 p.m. (Eastern). You may access this call starting at 1:45 p.m. (Eastern).

        The conference phone number is 1-888-228-7864 and the conference ID number is 1692096. Roe Hatlen, the Chief Executive Officer of Buffets Holdings, is the conference call leader. In consideration of your fellow participants, the Company requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, November 11, 2005 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 1692096. Information regarding non-GAAP financial measures discussed in the conference call can be found at www.buffet.com on the financial information page.

        Buffets currently operates 353 restaurants in 33 states comprised of 344 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 18 buffet restaurants in seven states.

        The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

        The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results including, specifically, second quarter fiscal 2006 same-store sales guidance, to differ materially from those set forth in, or implied by, forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the seasonality of Buffets Holdings’ business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors/Forward-Looking Statements” section contained in Buffets Holdings’ Form 10-K which was filed with the Securities and Exchange Commission on September 23, 2005. The statements in this release reflect Buffets Holdings’ current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACTS:
Buffets Holdings, Inc., Eagan, MN
R. Michael Andrews, Jr., Chief Operating Officer (651) 994-8608

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 29,	September 21,
	2005	2005
	(Unaudited)
	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,662	$19,901
Receivables	6,632	6,737
Inventories	18,957	18,968
Prepaid expenses and other current assets	6,318	5,044
Deferred income taxes	12,533	12,533

Total current assets	65,102	63,183
PROPERTY AND EQUIPMENT, net	146,653	145,363
GOODWILL	312,163	312,163
DEFERRED INCOME TAXES	8,195	8,195
OTHER ASSETS, net	12,910	12,554

Total assets	$545,023	$541,458

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$44,883	$40,252
Accrued liabilities	70,219	65,984
Income taxes payable	6,990	6,667
Current maturities of long-term debt	2,016	2,016

Total current liabilities	124,108	114,919
LONG-TERM DEBT, net of current maturities	464,178	466,746
DEFERRED LEASE OBLIGATIONS	28,375	28,404
OTHER LONG-TERM LIABILITIES	6,731	6,634

Total liabilities	623,392	616,703
SHAREHOLDERS' DEFICIT:
Preferred stock; $.01 par value, 1,100,000 shares authorized;
none issued and outstanding as of June 29, 2005 and September 21, 2005	—	—
Common stock; $.01 par value, 3,600,000 shares authorized;
3,175,135 shares issued and outstanding as of June 29, 2005 and September 21, 2005	32	32
Additional paid in capital	14	14
Accumulated deficit	(78,415)	(75,291)

Total shareholders' deficit	(78,369)	(75,245)

Total liabilities and shareholders' deficit	$545,023	$541,458

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

	Twelve Weeks Ended
	September 22,	September 21,
	2004	2005
	(Unaudited)
	(in thousands)

RESTAURANT SALES	$217,208	$226,738
RESTAURANT COSTS:
Food	71,043	74,775
Labor	64,306	64,142
Direct and occupancy	51,775	53,355

Total restaurant costs	187,124	192,272
ADVERTISING EXPENSES	5,797	7,065
GENERAL AND ADMINISTRATIVE EXPENSES	9,896	10,164

OPERATING INCOME	14,391	17,237
INTEREST EXPENSE	10,837	11,868
INTEREST INCOME	(65)	(82)
LOSS RELATED TO REFINANCING	—	647
LOSS RELATED TO EARLY EXTINGUISHMENT OF DEBT	1,923	—
OTHER INCOME	(213)	(197)

INCOME BEFORE INCOME TAXES	1,909	5,001
INCOME TAX EXPENSE	813	1,877

Net income	$1,096	$3,124

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Weeks Ended
	September 22,	September 21,
	2004	2005
	(Unaudited)
	(In thousands)

OPERATING ACTIVITIES:
Net income	$1,096	$3,124
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,529	7,275
Amortization of debt issuance cost	341	353
Accretion of original issue discount	2,764	3,072
Loss related to early extinguishment of debt	1,923	—
Deferred income taxes	13	—
Loss on disposal of assets	907	24
Changes in assets and liabilities:
Receivables	515	(105)
Inventories	194	(11)
Prepaid expenses and other current assets	(987)	1,274
Accounts payable	(3,074)	(4,631)
Accrued and other liabilities	(3,208)	(4,303)
Income taxes payable	(16)	(323)

Net cash provided by operating activities	7,997	5,749

INVESTING ACTIVITIES:
Purchase of fixed assets	(3,962)	(5,751)
Purchase of other assets	(343)	(255)

Net cash used in investing activities	(4,305)	(6,006)

FINANCING ACTIVITIES:
Repayment of debt	(1,100)	(504)
Reduction of restricted cash available for early extinguishment of debt	16,228	—
Use of restricted cash for early extinguishment of debt	(15,736)	—
Debt issuance costs	(56)	—

Net cash used in financing activities	(664)	(504)

NET CHANGE IN CASH AND CASH EQUIVALENTS	3,028	(761)
CASH AND CASH EQUIVALENTS, beginning of period	26,072	20,662

CASH AND CASH EQUIVALENTS, end of period	$29,100	$19,901

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for—
Interest (net of capitalized interest of $68 and $73)	$11,781	$14,088

Income taxes	$814	$2,199